Exhibit 99.3

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

Speaker:    Diane Weidner, Assistant Vice President, Investor Relations

Introduction (Webcast Slide 2)

Good morning and welcome to American Financial Group’s second quarter 2018 earnings results conference call. I am joined this morning by Carl Lindner III and Craig Lindner, Co-CEOs of American Financial Group, and Jeff Consolino, AFG’s CFO. Our press release, investor supplement and webcast presentation are posted on AFG’s website. These materials will be referenced during portions of the call.

Before I turn the discussion over to Carl, I would like to draw your attention to the notes on slide 2 of our webcast. Certain statements made during this call may be considered forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. Investors should consider the risks and uncertainties that could cause actual results and/or financial condition to differ materially from these statements. A detailed description of these risks and uncertainties can be found in AFG’s filings with the Securities and Exchange Commission, which are also available on our website.

We may include references to core net operating earnings, a non-GAAP financial measure, in our remarks or responses to questions. A reconciliation of net earnings attributable to shareholders to core net operating earnings is included in our earnings release.

If you are reading a transcript of this call, please note that it may not be authorized or reviewed for accuracy, thus it may contain factual or transcription errors that could materially alter the intent or meaning of our statements.

Now, I am pleased to turn the call over to Carl Lindner III to discuss our results.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

Speaker:    Carl Lindner III, Co-President and Co-CEO

2018 Second Quarter Highlights (Webcast Slide 3)

Good morning. We released our 2018 second quarter results yesterday afternoon. Please turn to slide 3 of the webcast slides for an overview.

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Craig and I were pleased to report a new second quarter record for AFG’s core operating earnings of $2.04 per share, up 27% from last year’s second quarter. These results include excellent profitability in our P&C operations and outstanding results in our Annuity Segment. Second quarter annualized core operating return on equity was a strong 15.1%.

•	Net earnings per diluted share were $2.31, and included $0.27 per share in realized gains on securities.

•	Craig and I thank God, our talented management team and our great employees for helping to achieve these results.

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Based on results through the first six months of the year, we are increasing our 2018 core operating earnings guidance for AFG to be in the range of $8.10 to $8.60 per share, which is a twenty-cent increase from our previous estimate of $7.90 to $8.40 per share. As with our initial guidance, we continue to assume an average crop year and a normalized level of catastrophe losses. We expect to have more clarity on these items when we report our third quarter results.

•	Craig and I will discuss our guidance for each segment of our business in more detail later in the call.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

Specialty P&C Group (Webcast Slides 4 and 5)

Now, I’d like to turn our focus to our Property & Casualty operations. Please turn to slides 4 and 5 of the webcast, which include an overview of second quarter results.

As you’ll see on slide 4, our Specialty P&C insurance operations produced very strong core operating earnings and healthy growth during the second quarter.

Gross and net written premiums both increased 11% in the second quarter of 2018, when compared to the same quarter a year earlier.

P&C operating earnings were 10% higher year-over-year. Higher net investment income was the driver of the improved results, which Jeff will discuss later in the call. Specialty P&C underwriting profit was in line with the strong results reported in the 2017 second quarter.

The Specialty P&C combined ratio of 93.7% was a half of a point higher than the year-ago second quarter, and included 3.9 points in favorable prior year reserve development. Catastrophe losses added 1.4 points.

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Overall renewal pricing in our Specialty P&C Group was up 1.4% during the second quarter, the highest we’ve seen in 13 quarters, and in line with our overall loss ratio trend, which is just below one and a half percent. Loss cost trends remain stable and we are keeping our eye on inflation and interest rates. Excluding our workers’ compensation business, overall renewal pricing was up approximately 3.4% during the quarter, the highest it’s been in 16 quarters.

•	I am pleased that we are seeing broader price movement, and achieving renewal rate increases in the majority of our Specialty P&C businesses.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

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In our workers’ compensation businesses, we continue to see pricing pressure associated with strong industry profitability. Despite the rate decreases, we believe we are making appropriate returns in these businesses in the current policy year.

Now, I’d like to turn to slide 5 to review a few highlights from each of our specialty property and casualty business groups.

•	Our Property and Transportation Group reported a second quarter underwriting profit of $23 million, compared to $21 million in the prior year period.

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These results include higher year-over-year underwriting profits in our transportation businesses and improved results in our ocean marine operations, as well as lower underwriting profitability in our property & inland marine and equine mortality businesses.

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While the calendar year combined ratio improved to just under 94%, the underlying accident year combined ratio x-cats increased 2.5 points year over year, primarily as a result of losses in our aviation and equine mortality books.

•	Catastrophe losses were $10 million for this group during the second quarter of 2018, compared to $11 million in the comparable prior year period.

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Gross and net written premiums for the second quarter of 2018 were both 7% higher than the comparable 2017 period. The growth is primarily attributable to new business opportunities in our property & inland marine business and continued rate increases in our transportation businesses.

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Overall renewal rates in this group increased 4% on average for the second quarter of 2018. Renewal rate increases within National Interstate’s book continue to be strong, at 5% overall. We are achieving rate increases of approximately 8% in commercial auto liability, which were tempered a bit by increases of approximately 3% in auto physical damage.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

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The crop year is shaping up nicely. Commodity futures for corn and soybeans are approximately 4% and 11% lower, respectively, than spring discovery prices. Growing conditions are favorable at this point in the season, with industry reports of 72% of corn crops and 70% of soybean crops in good to excellent condition, with current yield projections for both to be slightly above their respective yield trends. Moisture levels in the soil and continued favorable weather through September are important.

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We continue to be encouraged by progress on the Farm Bill, which expires on September 30. Both the Senate and House have passed bills, and the legislation is moving to conference. At this point, there is no measurable impact to crop insurance.

•	The Specialty Casualty Group reported second quarter underwriting profitability of $29 million, which is unchanged from last year’s second quarter.

•	Higher profitability in our targeted markets businesses was offset by lower year-over-year profitability in our excess and surplus lines.

•	Catastrophe losses for this group were $1 million and $2 million in the second quarters of 2018 and 2017, respectively.

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Underwriting profitability in our workers compensation business was very strong, and we continued to experience favorable prior period reserve development in this line of business. We are pleased with the geographic diversity and mix of business we have within this line.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

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Gross and net written premiums for the second quarter of 2018 increased 13% and 14%, respectively, when compared to the second quarter of 2017. Growth within Neon was the driver of the higher premiums. Our general liability, executive liability and excess and surplus lines businesses also reported higher year-over-year premiums. This growth was partially offset by lower premiums in our workers’ compensation businesses, as noted earlier.

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Although renewal pricing within Specialty Casualty was flat in the second quarter, I’m pleased with pricing momentum I am seeing in several of the businesses in this group, including excess liability and D&O. Excluding rate decreases in our workers’ compensation businesses, renewal rates in this group were up approximately 3%, the highest they have been in 16 quarters.

•	Our Specialty Financial Group reported an underwriting profit of $22 million in the second quarter, compared to an underwriting profit of $23 million in the second quarter last year.

•	Higher underwriting profitability in our financial institutions business was partially offset by lower underwriting profitability in our surety business.

•	Catastrophe losses for this group were $3 million and $5 million in the second quarters of 2018 and 2017, respectively.

•	All of the businesses in this group continued to achieve excellent underwriting margins, with an overall combined ratio of 85.6% reported for the 2018 second quarter.

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Gross and net written premiums for the second quarter of 2018 were up 10% and 7%, respectively, when compared to the same 2017 period, primarily as a result of higher premiums in our financial institutions business.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

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Renewal pricing in this group was up approximately 5% for the quarter. Higher renewal rates in our lender services businesses, primarily in response to catastrophe-exposed property accounts or accounts with prior year cat losses, contributed to these results.

2018 P&C Outlook (Webcast Slide 6)

•	Please turn to slide 6 for a summary view of our 2018 outlook for the Specialty Property and Casualty operations.

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We continue to expect a combined ratio for the P&C Specialty Group overall between 92% and 94%. We have increased our guidance for growth in net written premiums to be in the range of 4% to 8%, which is up from our previous estimate of growth between 3% and 7%. Looking at each segment:

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We now estimate a combined ratio in the range of 91% to 95% in our Property and Transportation group, a slight improvement from range of 92% to 96% estimated previously. We continue to expect net written premiums to be flat to up 4% during 2018 in this group.

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We continue to expect our Specialty Casualty Group to produce a combined ratio in the range of 92% to 96%. We have increased our estimate for growth in net written premiums to be between 6% and 10%, up from our previous estimate of growth of 3% to 7%, primarily as a result of the growth within Neon during the first half of the year. We do not expect the growth rate at Neon in the second half of the year to match the growth reported during first half of the year.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

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We have revised our expectations for the combined ratio for the Specialty Financial Group to be in the range of 86% to 90%, up slightly from the range of 85% to 89% estimated previously. We have raised our projection for growth in net written premiums to be in the range of 3% to 7%, which is up from our previous estimate of growth between 2% and 6%.

•	We continue to expect overall P&C renewal pricing in 2018 to be up 1% to 2%.

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Given the strong performance of certain investments, including limited partnerships and similar investments, during the first six months of the year, net investment income is now expected to grow between 10% and 13% year-over-year, a change from the 4% to 6% growth previously estimated.

I will now turn the discussion over to Craig to review the results in our Annuity Segment and AFG’s investment performance.

Speaker: Craig Lindner, Co-President and Co-CEO

Annuity Segment Results (Webcast Slides 7 and 8)

Thank you, Carl.

I’ll start with a review of our annuity results for the second quarter, beginning on slide 7.

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Statutory annuity premiums were $1.4 billion in the second quarter of 2018, compared to $1.3 billion in the second quarter of 2017, a new quarterly record for the Annuity Segment. Significantly higher premiums in the Retail and Broker-Dealer channels were partially offset by lower premiums in the Financial Institutions channel.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

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Production in the Retail and Broker-Dealer markets was particularly strong due to the launch of several new products, in addition to an improving interest rate environment in the first half of 2018. Our indirect bank channel premiums have softened due to certain competitors offering significantly higher crediting rates.

•	Pretax annuity earnings were $99 million in the second quarter of 2018, compared to $85 million in the second quarter of 2017, an increase of 16%.

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As you can see on the slide, included in these results is a $27 million unlocking charge. We monitor the major actuarial assumptions underlying our annuity operations throughout the year and conduct detailed reviews, or unlocking, of assumptions in the fourth quarter of each year. If changes in the economic environment or actual experience would cause material revisions to future estimates, AFG will unlock assumptions in an interim quarter.

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Due to continued higher FIA option costs, resulting primarily from higher than expected risk-free interest rates, we unlocked assumptions for option costs and interest rates in the second quarter of 2018, resulting in the net charge to earnings of $27 million.

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The unlocking charge takes into account the negative impact of higher option costs, partially offset by higher reinvestment rates. In addition, we have started adjusting FIA renewal caps to help mitigate the higher option costs; these actual and expected cap decreases were used in calculating the unlocking charge.

•	We will continue our practice of conducting detailed reviews of its assumptions, including option costs and interest rates, in the fourth quarter each year, including in the fourth quarter of 2018.

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Turning to Fair Value Accounting, under GAAP rules, a portion of the reserves for fixed indexed annuities is considered to be an embedded derivative and is recorded at fair value, based on the estimated present value of certain expected future cash flows.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

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Assumptions used in calculating this fair value include projected interest rates, option costs, surrenders, withdrawals and mortality. Variances from these assumptions, as well as changes in the stock market, will generally result in a change in fair value. Some of these adjustments, are not economic in nature for the current reporting period, but rather impact the timing of reported results.

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The impact of fair value accounting for fixed indexed annuities includes an ongoing expense for annuity interest accreted on the FIA embedded derivative reserve. The amount of interest accreted in any period is generally based on the size of the embedded derivative and current interest rates. We expect both the size of the embedded derivative and interest rates to rise, resulting in continued increases in interest on the embedded derivative liability.

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In the second quarter of 2018, interest rates rose 20 to 25 basis points, compared to our estimate of a five basis point increase, and the stock market increased nearly 3% compared to our expectation of a 1% increase. The significant favorable impact from these two items relative to our expectations more than offset continued higher FIA option costs.

•	By comparison, during the second quarter of 2017, the benefit of a higher stock market was more than offset by lower interest rates, resulting in an unfavorable impact to annuity operating earnings.

•	For an analysis of fair value accounting, see our Quarterly Investor Supplement, which is posted on AFG’s website.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

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Annuity earnings before the impact of unlocking and fair value accounting on fixed-indexed annuities were $123 million in the second quarter of 2018, up 22% from the prior year period, establishing a new all-time quarterly high for the Annuity Segment.

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Turning to slide 8, you’ll see that quarterly average annuity investments and reserves grew 10% and 9%, respectively, year-over-year. As shown in our Quarterly Investor Supplement, these results also include exceptionally high returns on certain investments, including very strong earnings from limited partnerships and similar investments, which is not necessarily expected to be recurring.

•	The benefit of these items was partially offset by the runoff of higher-yielding investments.

2018 Annuity Outlook (Webcast Slide 9)

Please turn to slide 9 for a summary of the 2018 outlook for the Annuity Segment.

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Based on stronger than expected earnings in the first half of 2018, we now expect full year 2018 earnings before the impact of fair value accounting on fixed-indexed annuities to be in a range of $430 to $450 million, up from our previous guidance of $410 to $435 million.

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Similarly, we now expect pretax annuity earnings for the full year, which include the impact of fair value accounting for FIAs and the second quarter unlocking charge, to be higher … and in the range of $395 million to $430 million. This is up from our original guidance of $385 million to $425 million.

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Included in this guidance are several assumptions, including the expectation that Corporate A2 interest rates rise 5 to 10 basis points, depending on duration, between now and the end of the year, increases in the S&P 500 of 1% each quarter, normalized investment income, and FIA option costs in line with recent experience. Fluctuations in any of these items, as compared to our expectations, could lead to significant positive or negative impacts on the Annuity Segment’s results.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

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Finally, we continue to emphasize earning the appropriate returns on our new sales, regardless of the competitive environment. Based on our strong sales year-to-date, we continue to expect that our 2018 full year annuity premiums will be up 10% to 15% over the $4.3 billion reported in 2017. There are a few factors that influence our guidance:

•	The resolution of the Department of Labor Fiduciary Rule has provided lift for the Retail market, and a current demand for shorter surrender charge period products fits well with our product strategy.

•	Furthermore, our guidance reflects the introduction of new products in 2018 and opportunities to grow our business in the registered investment advisor and broker/dealer markets.

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Please note that fluctuations in the returns on investments, large changes in interest rates and/or the stock market, and higher or lower FIA option costs, as compared to our expectations, could lead to significant positive or negative impacts on the Annuity Segment’s results.

•	Additional information on the Annuity Segment’s earnings, premiums, investments and reserves can be found in AFG’s Quarterly Investor Supplement, posted on our website.

Investments (Webcast Slides 10 and 11)

Please turn to slide 10 for a few highlights regarding our $47 billion investment portfolio.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

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AFG reported second quarter 2018 net realized gains on securities of $25 million after tax and after deferred acquisition costs. This compares to net realized gains on securities of $5 million in the second quarter of 2017.

•	As of June 30, 2018, unrealized gains on fixed maturities were $191 million, after tax, after DAC.

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As you’ll see on slide 11, our portfolio continues to be high quality, with 90% of our fixed maturity portfolio rated investment grade and 98% with an NAIC designation of 1 or 2, its highest two categories.

We have provided additional detailed information on the various segments of our investment portfolio in the Quarterly Investor Supplement on our website.

I will now turn the discussion over to Jeff, who will wrap up our comments with an overview of our consolidated second quarter 2018 results and share a few comments about capital and liquidity.

Speaker:    Jeff Consolino, Executive Vice President and CFO

Consolidated Second Quarter 2018 Results (Webcast Slides 12 and 13)

•	Thank you, Craig.

•	Slide 12 summarizes AFG’s Core Operating Earnings on a consolidated basis.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

•	The $2.04 Core EPS is based on core net operating earnings in the quarter of $185 million dollars.

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The increase in core earnings in the second quarter was primarily the result of very strong operating earnings in our insurance businesses, bolstered by a lower effective tax rate of 20% in the quarter, as compared to 29% in the year ago quarter.

•	Property and Casualty pretax operating earnings were 10% higher year-over-year.

•	P&C underwriting profit was virtually unchanged from the very strong results in the year-ago second quarter.

•	P&C net investment income grew $19 million dollars or 20% year-over-year, primarily the result of unusually high returns on certain investments including limited partnerships and similar investments.

•	A sale of real estate in the 2017 second quarter partially offset other expenses in that period, making the second quarter 2018 P&C other expenses higher by comparison.

•	Pretax earnings for our Annuity Segment increased 16% year over year.

•	Parent company interest expense decreased by $7 million dollars year-over-year as a result of our 2017 debt refinancings.

•	Other corporate expenses increased by $11 million dollars. Starting with Q1 this year, this includes income and expenses related to AFG’s previously reported run-off lines of business.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

Consolidated Results, Continued (Webcast Slide 13)

•	Slide 13 provides a reconciliation of Core Net Operating Earnings to Net Earnings.

•	As noted last quarter, AFG adopted ASU 2016-01, effective January 1, 2018, which requires holding gains or losses on equity securities to be recognized through earnings.

•	The impact to our income statement will vary each quarter depending on the level of volatility in the performance of the securities held in our equity portfolio and the overall market.

•	In the second quarter of 2018, AFG recognized $25 million dollars, or $0.27 per share in net after-tax realized gains.

Book Value and Liquidity (Webcast Slide 14)

•	As indicated on slide 14. AFG’s adjusted book value per share was $55.24 as of June 30, 2018.

•	Annualized growth in book value per share plus dividends was a very strong 17.2% this quarter.

•	We returned $165 million dollars to our shareholders with the payment of our regular quarterly dividend and a $1.50 per share special dividend during the quarter.

•	Parent cash was $260 million dollars at the end of the second quarter.

•	We maintain sufficient capital in our insurance businesses to meet our commitments to the ratings agencies.

AMERICAN FINANCIAL GROUP

Second Quarter 2018 Conference Call

Thursday, August 2, 2018

11:30 a.m. ET

•	Our excess capital stood at approximately $720 million dollars at June 30, 2018.

•	This already reflects the upcoming negative impact of tax reform on the NAIC capital model and RBC ratio even though this change doesn’t get formally implemented until the end of 2018.

•	Remember we plan to hold approximately $200 million to $300 million dollars as “dry powder” to maintain flexibility for opportunities as they arise.

•	Our management team reviews all opportunities for deployment of capital on a regular basis.

Recap – 2018 Outlook – AFG Overall (Webcast Slide 15)

•	Wrapping up page 15 shows a single page presentation of our updated 2018 Core Earnings guidance which has moved up by $0.20 per share.

•	Our guidance assumes an effective tax rate of approximately 20% on Core Pretax Operating Earnings.

•	AFG’s expected 2018 Core operating results exclude non-core items such as realized gains and losses and other significant items that may not be indicative of ongoing operations.

•	Now we would like to open the lines for any questions.